SCHEDULE II

			           INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-COLE NATIONAL CORP.


          GAMCO INVESTORS, INC.
                      10/04/04          186,000-           27.7200
                      10/04/04          471,220-           27.7200
                       9/24/04            6,600-           27.4041
                       9/24/04              700-           27.4000
                       9/23/04           13,400-           27.3700
                       9/15/04              500-           27.3100
                       9/13/04              500-           27.3200
                       9/03/04            1,500-           27.0800
                       9/01/04              400-           27.2600
                       8/31/04            1,600-           26.2600
                       8/31/04           10,000-           27.2510
                       8/31/04            1,600-           27.2600
                       8/31/04            1,600            26.2600
                       8/27/04            1,000-           27.2700
                       8/27/04            2,000            27.2500
                       8/27/04            2,000-           27.2500
                       8/20/04           10,200            27.2700
                       8/18/04            1,000            27.2200
                       8/12/04            7,500-           27.1991
          GABELLI SECURITIES, INC.
            GABELLI ASSOCIATES LTD
                      10/04/04          207,500-           27.7200
                       9/24/04            2,500-           27.5000
                       9/01/04            2,500-           27.6000
                       8/27/04            8,000            27.2500
            GAF II
                      10/04/04            5,700-           27.7200
                       8/27/04              500            27.2500
            GABELLI ASSOCIATES FUND
                      10/04/04          160,400-           27.7200
                       9/03/04           10,000            27.2550
                       8/27/04            4,500            27.2500
	    MJG ASSOCIATES, INC.
            GABELLI FUND, LDC
                      10/04/04            1,300-           27.7200
	    GABELLI ADVISERS, INC.
                       8/12/04              400-           27.2000
          GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                      10/04/04          169,700-           27.7200
		   GLOBAL UTILITY & INCOME TRUST
                      10/04/04           10,000-           27.7200
                       8/23/04            2,000            27.2480

(1) THE TRANSACTIONS ON 10/04/04 WERE IN CONNECTION WITH THE
ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE
13D. IN THE ACQUISITION, HOLDERS OF THE ISSUER'S SHARES RECEIVED
$27.72 IN CASH PER SHARE OF COMMON STOCK OWNED.
UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE
EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.